Exhibit 8.1

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

RE:    INERGY, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Inergy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale by the Partnership of units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated January 8, 2004 (“Prospectus Supplement”) forming part of the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit.

In connection therewith, we prepared the discussion set forth under the caption “Tax Considerations” in the Prospectus Supplement and have reviewed the discussion set forth under the caption “Tax Considerations” in the Prospectus dated November 22, 2002 (the “Prospectus” and together, the “Discussion”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations” and (ii) as of the effective date of the Prospectus in respect of the discussion set forth under the caption “Tax Considerations.” In addition, we are of the opinion that the federal income tax discussion in the Prospectus and the Prospectus Supplement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion). The reference to statements made in the Prospectus Supplement under the caption “Tax Considerations” is qualified by the limitations in our opinion described in the Prospectus under the caption “Tax Considerations.”

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended.

Very truly yours,

/s/    VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.